SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

Interactive Television Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50122 (Commission File Number)	98-0372720 (I.R.S. Employer Identification No.)

2010 Main Street, Suite 500 Irvine, California (Address of Principal Executive Offices)	92614 (Zip Code)

(949) 223-4100
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 19, 2006 Interactive Televisions Networks, Inc. (the “Company”) entered into a Securities Purchase Agreement with four institutional investors (the “Purchasers”), pursuant to which the Company sold to the Purchasers (i) the Company’s Variable Rate Secured Convertible Debentures having an initial principal balance of up to $3,000,000 (ii)  five-year Series A Common Stock Purchase Warrants that grant the purchasers the right to purchase 1,500,000 shares of the Company’s common stock, and (iii) Series B Common Stock Purchase Warrants that grant the Purchasers the right to acquire, during a period no longer than two years following the closing of the sale, (x) up to 1,500,000 shares of common stock and (y) additional Series A Warrants for the purchase of an additional 1,500,000 shares. In addition to entering into the foregoing documents, the Company also entered into a Registration Rights Agreement and a Security Agreement with the purchasers, and the Company’s wholly-owned subsidiary entered into a Subsidiary Guarantee.

The closing of the sale of the shares and warrants is subject to delivery of certain closing items and the satisfaction of other customary closing conditions. The Securities Purchase Agreement will be terminable by the Purchasers if the Closing fails to occur for any reason on or before July 21, 2006.

The Debenture

The Debentures, if and when issued, will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debentures at the rate per annum equal to the greater of (i) 15% or (ii) LIBOR for the applicable interest period plus 5.0%. Interest shall be payable quarterly in arrears on the first day of each January, April, July, and October, commencing on July 1, 2006. Interest shall be payable, at the Company’s option, in cash or shares of the Company’s common stock valued at 90% of the average of the daily volume weighted average price of the common stock (“VWAP”) for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable interest payment date. Commencing on November 1, 2006 and continuing monthly thereafter until the Debentures have been repaid in full, the Company shall be obligated to make monthly principal payments of $150,000. The monthly payments of principal also may, at the option of the Company, be paid in cash or in shares of the Company’s common stock. If the Company elects to make any principal payment in shares of its common stock, the shares of common stock will be valued at a price equal to the lesser of (i) the conversion price then in effect (initially $2.00, subject to anti-dilution adjustments) and (ii) 90% of the average of the VWAPs for 20 consecutive trading days.

The Debentures will be convertible into shares of the Company’s common stock at any time at an initial conversion price of $2.00 per share. While the Debentures are outstanding, the initial conversion price is subject to (i) reduction to the lowest price at which the Company issues additional shares of common stock, or securities convertible into or exercisable for additional shares of common stock, and (ii) adjustment for future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stock holders.

Commencing in December 2006, the Company has the right to prepay the Debentures at a premium depending on the date on which the Company elects to redeem the Debentures. If the Company elects to redeem the Debentures prior to the 12 month anniversary of the issuance of the Debentures, the Company will have to pay 115% of the principal amount of the Debenture then outstanding or, if the redemption occurs on or after the 12 month anniversary of the issuance of the Debenture, the Company will have to pay 110% of the principal amount of the Debentures then outstanding.

The Debentures will be secured by a lien on substantially all of the Company’s assets

Warrants

At the closing of the sale of the Debentures, the Company will also issue to the Purchasers (A) the five-year Series A Warrants that grant the Purchasers the right to purchase 1,500,000 shares of common stock at a price of $3.00 per share, and (B) the Series B Warrants that grant the Purchasers the right to acquire (x) up to 1,500,000 shares of common stock at a price of $2.00 per share, and (y) additional Series A Warrants for the purchase of an additional 1,500,000 shares at $3.00 per share. The Series B Warrants are exercisable until the earlier of the nine month anniversary of the effectiveness of the registration statement or the two year anniversary of their issuance. The exercise price of the foregoing warrants is subject to adjustment .

Beneficial Ownership Limitation

The Debentures and the Warrants contain a beneficial ownership limitation provision that precludes any Purchaser from converting its Debentures or from exercising its Warrants if, as a result of such conversion of exercise, the Purchaser would own beneficially more than 4.99% of the Company’s outstanding common stock. The beneficial ownership limitation provisions may be waived by each Purchaser, at the election of such Purchaser, upon not less than 61 days’ prior notice to the Company, to change the beneficial ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debenture and/or Warrant.

Registration Rights

The Company and the Purchasers also entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file, on or before 30 days from the closing date, a registration statement with the SEC covering the resale of all of the shares of common stock issued or issuable in the transaction. The Company is required to have such registration statement declared effective by the SEC on the 90th day from the closing date (if the registration statement is not reviewed by the SEC) or by the 120th day from the closing (if the registration statement is reviewed by the SEC), or be subject to the payment of specified liquidated damages to Purchasers. The Company may also be required, under certain circumstances, to pay the Purchasers specified liquidated damages if it is unable to maintain the effectiveness of the registration statement.

Documents

Copies of the Securities Purchase Agreement, the form of Variable Rate Secured Convertible Debentures, the form of Series A Common Stock Purchase Warrant, the form of the Series B Common Stock Purchase Warrant, the Registration Rights Agreement, the Security Agreement, and the Subsidiary Guarantee are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE TELEVISION NETWORKS, INC.

Date: June 19, 2006	By:	/s/ CHARLES PRAST
Charles Prast, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant.

10.1	Form of Security Purchase Agreement, dated as of June 19, 2006, by and among the Company and the Purchasers named therein.

10.2	Form of Registration Rights Agreement, dated as of June 19, 2006, by and among the Company and the Purchasers named therein.

10.3	Form of Variable Rate Secured Convertible Debentures due June 19, 2008

10.4	Form of Security Agreement, dated June 19, 2005, between the Company and the Purchasers

10.5	Form of Subsidiary Guarantee, dated June 19, 2006, between ITVN, Inc., the Company and the Purchasers